Exhibit 13.1

906 CERTIFICATION

The certification set forth below is being submitted in connection with the Annual Report on Form 20-F for the year ended December 31, 2018 for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Maurizio Bezzeccheri, the Chief Executive Officer, and Aurelio Bustilho, the Chief Financial Officer, of Enel Américas S.A., each certifies that, to the best of their knowledge:

1.                       the report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.                       the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Enel Américas.

Date: April 26, 2019

/s/ Maurizio Bezzeccheri
Name: Maurizio Bezzeccheri
Chief Executive Officer

/s/ Aurelio Bustilho
Name: Aurelio Bustilho
Chief Financial Officer